UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): March 14, 2012

BARFRESH FOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-168738	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Madison Street, Suite 701 Denver, CO 80206
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-329-3008

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The registrant is furnishing a copy of a press release dated May 14, 2012 giving an update on its current operations..

The information contained in this report, including Exhibit 99.1, is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless this report is specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Cautionary Statements

When used in the Investment Fact Sheet, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” and similar expressions are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect the registrant’s future plans of operations, business strategy, operating results, and financial position. Persons reviewing this Investment Fact Sheet are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors are discussed in the registrant’s reports filed with the SEC and also include general economic factors and conditions that may directly or indirectly impact the registrant’s financial condition or results of operations.

Any information provided in this filing is qualified in its entirety by the registrant’s filings with the SEC and any subsequent filing updates, changes or adjustments.  Information is current as of the date presented, but as events change, the information herein may become out of date.  Readers are encouraged to read the registrant’s filings with the SEC to review the more complete discussions of the risks outlined above.  The registrant expressly disclaims any obligation to update the document contained in Exhibit 99.1 of this Report.  The inclusion of any data or statements in that document does not signify that the information is considered material.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document

99.1	Update of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc. (Registrant)

Date: March 14, 2012	/s/ Arnold Tinter
Arnold Tinter, Chief Financial Officer